                                                                     EXHIBIT 3.2

                                     FORM OF

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                             (Adopted _______, 2003)

                               ------------------

                                   ARTICLE I.

                                  STOCKHOLDERS

                  Section 1. The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place within or without the State of Delaware, as may be designated from time to time by the Board of Directors.

                  Section 2. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board of Directors of the Corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors or (ii) by the Board of Directors upon a request by the holders of at least 25% in voting power of all shares of the Corporation entitled to vote at such meeting. The purpose or purposes of the proposed meeting shall be included in the notice setting forth such call.

                  Section 3. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, notice of the time, place and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be given not earlier than sixty, nor less than ten days previous thereto, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage pre-paid, directed to the stockholder at such address as appears on the records of the Corporation.

                  Section 4. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the holders of one-third in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except that the holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required to constitute a quorum for (i) a vote for any director in a contested election, (ii) the removal of a director or (iii) the filling of a vacancy on the Board of Directors. If at any regularly called meeting of stockholders there be less than a quorum present, the stockholders present may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 5. The Chairman of the Board, or in the Chairman's absence or at the Chairman's direction, any officer of the Corporation shall call all meetings of the stockholders to order and shall act as chairman of such meeting. The Secretary of the Corporation or, in such officer's absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                  Section 6. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors, or if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

                  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                  Proxies shall be filed with the Secretary of the meeting prior to or at the commencement of the meeting to which they relate.

                  Section 7. When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Restated Certificate of Incorporation, these By-Laws or the rules or regulations of any stock exchange applicable to the Corporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  Section 8. In order that the Corporation may determine the stockholders (a)entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (b) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date (i) in the case of clause (a) above, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting and (ii) in the case of clause (b) above, shall not be more than sixty days prior to such action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. A determination of the stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 9. The officer who has charge of the stock ledger of the Corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, as required by applicable law. The list shall also be produced at the time and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 10. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share,
(ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

                  Section 11. (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a)pursuant to the Corporation's notice of meeting (or any supplement thereto) delivered pursuant to Article 1, Section 3 of these By-Laws, (b) by or at the direction of the Board of Directors or
(c)by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in subparagraphs (2) and
(3) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and that such shares have been held for the period required by any applicable law, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

                  (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting (i) in the case of a meeting called by the Chairman of the Board of Directors of the Corporation or by the Board of

Directors pursuant to a resolution approved by the Board of Directors, pursuant to the Corporation's notice of meeting pursuant to Article I, Section 3 of these By-Laws or (ii) in the case of a meeting called by Board of Directors upon a request of at least 25% in voting power of all shares of the Corporation entitled to vote at such meeting, as shall have been proposed by such holders of at least 25% in voting power of all shares, pursuant to a notice setting forth the information required pursuant to paragraph (A)(2) of this By-Law, and such other purposes as shall be directed by the Board of Directors, in each case as set forth in the Corporation's notice of meeting pursuant to Article I, Section 3 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                  (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors elected by the Corporation's stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this By-Law, if the nominating or proposing stockholder (or a qualified representative of the nominating or proposing stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

                  (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (3) For purposes of this By-Law, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 11, and in order for any notification required to be delivered by a stockholder pursuant to this Section 11 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

                  (4) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(b) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation (including any certificate of designations relating to such series).

                                  ARTICLE II.

                               BOARD OF DIRECTORS


                  Section 1. The Board of Directors of the Corporation shall consist of such number of directors, not less than three, as shall from time to time be fixed exclusively by resolution of the Board of Directors. The directors shall be divided into three classes in the manner set forth in the Restated Certificate of Incorporation of the Corporation, each class to be elected for the term set forth therein. Directors shall be elected by stockholders by a plurality of the votes cast by holders of shares present in person or represented by proxy and entitled to vote thereon. A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board of Directors) shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the Corporation's Restated Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Directors need not be stockholders.


                  Section 2. Newly created directorships in the Board of Directors that result from an increase in the number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Restated Certificate of Incorporation of the Corporation. A vote by the holders of a plurality of the votes cast by holders of shares present in person or represented by proxy and entitled to vote thereon shall be required to fill any vacancy not resulting from an increase in the number of directors, and any director so elected shall have the same remaining term as that of his predecessor. Directors may be removed only for cause, and only by the affirmative vote of at least a majority in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class.

                  Section 3. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board, the Chief Executive Officer or a majority of the directors, by oral, or written notice including, telegram, cablegram, telecopy or other means of electronic transmission, duly served on or sent or mailed to each director at such director's address or telecopy number as shown on the books of the Corporation not less than twenty-four hours before the special meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing or by electronic transmission.

                  Section 4. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to Article Seventh of the Restated Certificate of Incorporation unless expressly provided by such terms. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed by or pursuant to the By-Laws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the members of the Board of Directors as set forth in Section 1 hereof, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

                  Section 5. If at any meeting for the election of directors the Corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding the absence of a quorum of the other class or series of stock.

                  Section 6. The Board of Directors may designate three or more directors to constitute an executive committee, one of whom shall be designated Chairman of such committee. The members of such committee shall hold such office until the next election of the Board of Directors and until their successors are elected and qualify. Any vacancy occurring in the committee shall be filled by the Board of Directors. Regular meetings of the committee shall be held at such times and on such notice and at such places as it may from time to time determine. The committee shall act, advise with and aid the officers of the Corporation in all matters concerning the management of its business, and shall generally perform such duties and exercise such powers as may from time to time be delegated to it by the Board of Directors, and shall have authority to exercise all the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and the affairs of the Corporation whenever the Board of Directors is not in session. The committee shall have the power to authorize the seal of the Corporation to be affixed to all papers which are required by the DGCL to have the seal affixed thereto. The fact that the executive committee has acted shall be conclusive evidence that the Board of Directors was not in session at such time.

                  The executive committee shall keep regular minutes of its transactions and shall cause them to be recorded in a book kept in the office of the Corporation designated for that purpose, and shall report the same to the Board of Directors at its regular meeting. The committee shall make and adopt its own rules for the government thereof and shall elect its own officers.

                  Section 7. The Board of Directors may from time to time establish such other committees to serve at the pleasure of the Board which shall be comprised of such members of the Board and have such duties as the Board shall from time to time establish. Any director may belong to any number of committees of the Board.

                  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at any meeting at which there is a quorum.

                  Section 8. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be in accordance with applicable law.

                  Section 9. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such a meeting.

                  Section 10. The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.

                                  ARTICLE III.

                                    OFFICERS

                  Section 1. The Board of Directors shall elect officers of the Corporation, including a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board of Directors may also from time to time elect such other officers (including a President, one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine. Any two or more offices may be held by the same person.

                  Section 2. All officers of the Corporation elected by the Board of Directors shall hold office for such term as may be determined by the Board of Directors or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office, and, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

                  Section 3. Each of the officers of the Corporation elected by the Board of Directors or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by the By-Laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the By-Laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

                  Section 4. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board of Directors may, during such period, delegate such officer's powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

                                  ARTICLE IV.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  To the fullest extent permitted by the laws of the State of
Delaware:

                  Section 1. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided these By-Laws with respect to proceedings to enforce rights to indemnification and "advancement of expenses" (as defined below), the

Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  Section 2. In addition to the right to indemnification conferred in this Article IV, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article IV or otherwise.

                  Section 3. If, following final disposition of a proceeding, a claim for indemnification under this Article IV is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or if, whether before or after final disposition of a proceeding, a claim for an advancement of expenses under this Article IV is not paid in full by the Corporation within twenty (20) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit, including without limitation reasonable attorneys' fees. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article IV or otherwise shall be on the Corporation.

                  Section 4. The rights to indemnification and to the advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Restated Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or directors or otherwise.

                  Section 5. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                  Section 6. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  Section 7. The rights conferred upon indemnitees in this
Article IV shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article IV that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal

                                   ARTICLE V.

                              CERTIFICATES OF STOCK

                  Section 1. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, or as otherwise permitted by law, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

                  Section 2. Transfers of stock shall be made on the books of the Corporation by the holder of the shares in person or by such holder's attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.

                  Section 3. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VI.

                                CORPORATE BOOKS

                  The books of the Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

                                  ARTICLE VII.

                          CHECKS, NOTES, PROXIES, ETC.

                  All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be hereunto authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board or the Chief Executive Officer, or by any such officers as the Board of Directors may from time to time determine.

                                 ARTICLE VIII.

                                  FISCAL YEAR

                  The fiscal year of the Corporation shall be fixed by the Board of Directors.

                                  ARTICLE IX.

                                 CORPORATE SEAL

                  The corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, a facsimile thereof may be impressed or affixed or reproduced.

                                   ARTICLE X.

                                   DIVIDENDS

                  Subject to the provisions of law and the provisions of the Restated Certificate of Incorporation or any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the Restated Certificate of Incorporation and Section 151 of the DGCL, the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation legally available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deems proper for working capital or future capital needs or as a reserve fund to meet contingencies or for such other purposes as the Board of Directors shall deem appropriate or in the interests of the Corporation.

                                  ARTICLE XI.

                              FACSIMILE SIGNATURES

                  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

                                  ARTICLE XII.

                                   AMENDMENTS

                  The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal these By-Laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders entitled to vote to amend, alter, change, add to or repeal these By-Laws. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least two-thirds in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to amend, alter, change, add to or repeal these By-Laws.